Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Pluri Inc. of our report dated September 21, 2022 relating to the financial statements, which appears in Pluri Inc.'s Annual Report on Form 10-K for the year ended June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Haifa, Israel
June 1, 2023

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel,
Telephone: +972 -4- 8605000, Fax: +972 -4- 8605001, www.pwc.com/il